Exhibit 10.22

CORPORATE OFFICE SERVICES AGREEMENT

Corporate Advisory Services Agreement (this “Agreement”), made as of January 5, 2012, between Andain, Inc ("Corporation"), having its principal place of business located at 400 South Beverly Drive, Suite 312, Beverly Hills, 90212, California and 1568934 Ontario Limited, an Ontario corporation  (“Consultant”), having unfettered use of the office space located 400 South Beverly Drive Suite 312 Beverly Hills, California 90212.

Whereas, the Corporation wishes to assure itself of the rendered office services provided in this Agreement by the Consultant for the period started on January 1, 2012 ending on December 31, 2012 (the "Period"). and

Whereas the Consultant is willing to provide his services to the Corporation for said Period under the terms and conditions set hereinafter.

Now, therefore, in consideration of the premises and of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.             Engagement.  The Corporation agrees to, and does hereby engage the Consultant, and the Consultant agrees to and does hereby accept engagement by the Corporation.  The term of this Agreement shall be for the Period set herein. The period during which Consultant shall provide the serves in such capacity (including any renewals thereof) shall be deemed the “Engagement Period” and shall hereinafter be referred to as such.

2.             Services.

2.1           The Consultant shall render to the Corporation the services described below, with respect to which the Consultant shall apply his best efforts and devote such time as shall be reasonably necessary to perform his duties hereunder and advance the interests of the Corporation.

2.2           The services to be rendered by the Consultant to the Corporation shall consist of office space at 400 South Beverly Drive, Suite 312, Beverly Hills, 90212, California and other office services as the Consultant see fit.

3.             Compensation.

3.1           For the services and duties to be rendered and performed by the Consultant during the Engagement Period and in consideration of the Consultant’s having entered into this Agreement, the Corporation shall issue to the Consultant Sixt Hundred Thousand (600,000) restricted shares of common stock of the Corporation (the “Shares”).

4.             Trade Secrets.  Consultant agrees that any trade secrets, material non-public information or any other like information of value relating to the business of the Corporation or any of its affiliates, including but not limited to, information relating to pricing, potential transactions, processes, systems, methods, formulae, patents, patent application, research activities and plans, contracts, names of potential sellers and brokers, which she has acquired during her engagement by the Corporation or any of its affiliates or which she may hereafter acquire during the Engagement Period as the result of any disclosures to him, or in any other way, shall be regarded as held by the Consultant in a fiduciary capacity solely for the benefit of the Corporation, its successors or assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by the Consultant to anyone, or be otherwise used by her except in the course of business of the Corporation or its affiliates. The covenants set forth herein shall survive the expiration of the Engagement Period and termination of this Agreement and shall remain in full force and effect regardless of the cause of such termination.

5.             General Provisions.

5.1            This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without reference to the choice of law principles thereof.

5.3              Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is unenforceable or invalid under such law, such provision shall be ineffective only to the extent of such unenforceability or invalidity, and the remainder of such provision and the balance of this Agreement shall in such event continue to be binding and in full force and effect.

5.4            This Agreement shall not be assigned or delegated, by operation of law or otherwise, by either party hereto without the other party's prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party.

IN WITNESS WHEREOF, the parties hereto have executed the above Agreement as of the day and year first above written:

Andain Inc By: /s/ Sam Elimelech Name: Sam Elimelech Title: CEO	568934 Ontario Limited By: /s/ Howard Fialkov Name: Howard Fialkov